GLOBAL CUSTODIAL SERVICES AGREEMENT

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH

AND

FORUM FUNDS II,
ACTING ON BEHALF OF ITS SEPARATE SERIES LISTED ON APPENDIX A HERETO

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made as of June 16th, 2017, between FORUM FUNDS II, an investment company duly organized under the laws of the State of Delaware, acting on behalf of each of its separate series identified on Appendix A, as may be amended from time to time (each, a “Fund”), each Fund acting on its own behalf separately from all other Funds and not jointly or jointly and severally with any other Fund in accordance with the terms hereof, and BNP PARIBAS, acting through its New York Branch, duly organized under the laws of France, and licensed by the New York State Department of Financial Services (the "Bank").

WHEREAS, the Bank is a bank meeting the qualifications required by Section 17(f)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) to act as custodian of the portfolio securities and other assets of investment companies; and

WHEREAS, the Fund desires the Bank to act as its global custodian of cash and securities.

WHEREAS, the Bank is willing to provide custodial services for the Fund in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Bank and the Fund hereby agree, as follows:

1. INTENTION OF THE PARTIES; DEFINITIONS

(A)	Intention of the Parties.

(i)
This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by the Bank to the Fund. The Bank shall be responsible for the performance of only those duties that are set forth in this Agreement or expressly contained in Instructions that are consistent with the provisions of this Agreement and with the Bank's operations and procedures. The Fund acknowledges that the Bank is not providing any legal, tax or investment advice in providing the services hereunder.

(ii)
Investing in foreign markets may be a risky enterprise. The holding of Assets in foreign jurisdictions may involve risks of loss or other special features. The Bank shall not be liable for any loss that results from the general risks of investing or, unless resulting from the Bank’s breach of this Agreement, Country Risk.

(iii)
The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement. Other services are subject to separate terms and conditions, which the Bank will make available to the Fund upon request.

(B)	Definitions

“Account” means the Securities Account and the Cash Account.

"Agreement" means this Global Custodial Services Agreement, as amended from time to time by and between the Fund and the Bank, together with such exhibits to this Agreement amending, modifying, or supplementing the terms of this Agreement that may be entered into between the Fund and the Bank from time to time (“Exhibits”). References to Sections, schedules and Exhibits are, unless otherwise provided, reference to Sections of or Exhibits (or schedules) to this Agreement.

“Applicable Law” shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction, compliance with which is required or customarily observed in such jurisdiction.

"Assets" means any Securities and Cash from time to time held under the terms of this Agreement.

"Authorized Person" means any person (including any individual or entity) authorized or reasonably believed by the Bank to have been authorized, by the Fund to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) as notified to the Bank in writing in a form acceptable to the Bank. Such persons will continue to be Authorized Persons until such time as the Bank receives and has had reasonable time to act upon Instructions from the Fund (or its agent) that any such person is no longer an Authorized Person. The Fund confirms that each Authorized Person will be authorized to give any Instructions in accordance with this Agreement.

"Bank Affiliate" means Bank's parent, subsidiaries or any company or other entity that is owned or controlled, directly or indirectly, by BNP Paribas Group.

“Business Day” means, in relation to anything done or to be done in New York or which is not related to any particular market, any day other than a Saturday, a Sunday or a public holiday in New York and, in relation to anything done or to be done by reference to a market outside New York, any day on which that market is normally open for business.

“Cash” means the collected balance from time to time in the Cash Account, together with any subaccounts (including subdivisions maintained in different currencies), and constitutes one single and indivisible current account.

“Cash Account” has the meaning provided to it in Section 5(A).

"Country Risk" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from: nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Assets held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” has the meaning defined in Rule 17f-5 under the 1940 Act.

“Eligible Securities Depository” has the meaning defined in Rule 17f-7 under the 1940 Act.

“Foreign Assets” has the meaning provided in Rule 17f-5(a)(2) of the 1940 Act.

“Foreign Custody Manager” has the meaning defined in Rule 17f-5 under the 1940 Act.

“Income” means all income of whatsoever nature (including without limitation dividends, interest and tax credits) and other payments with respect to the Assets to which the Fund is entitled.

"Instructions" means any and all instructions (including approvals, consents and notices) received by the Bank from, or reasonably believed by the Bank to be from, any Authorized Person, including any instructions communicated through SWIFT or any manual or electronic medium or system agreed between the Fund and the Bank. Notwithstanding anything contained herein, Instructions shall not be delivered by e-mail or telephone unless separately agreed in writing by the Fund and the Bank.

“Investment Adviser” means, in relation to a Fund, the investment adviser of the Fund.

“Local Jurisdiction” means the jurisdiction in which the Securities are held.

“Loss” or “Losses” means any and all claims, losses, liabilities, damages, judgments, costs, fees and expenses (including reasonable legal fees and expenses) suffered or incurred by the Bank or the Fund (as the case may be).

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Parties” or “Party” means the parties to this Agreement and “Party” will be construed accordingly.

“Rule 17f-5” means Rule 17f-5 under the 1940 Act.

“SEC” means the U.S. Securities and Exchange Commission.

"Securities" means any financial asset including (i) an obligation of an issuer or any person or a share, participation or other interest in an issuer or a person or in property or an enterprise of an issuer or a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (ii) any other non-cash property the Bank agrees to hold in custody subject to this Agreement.

"Securities Account" has the meaning provided to it in Section 5(A).

"Securities Depository" means any clearing agency, settlement system or depository used in connection with transactions and any nominee of the foregoing including but not limited to Euroclear, Clearstream, the Depository Trust Company and the National Securities Clearing Corporation, including any Eligible Securities Depository.

“Service Level Description” is the applicable Service Level Description executed by the parties which sets forth the operational procedures for the Services provided by the Bank.

“Services” means the services to be provided by the Bank to the Fund during the term of this Agreement in accordance with the provisions of this Agreement and as such other services as may be enhanced, reduced, removed, modified or otherwise altered from time to time in accordance with this Agreement.

“Specified Sub-Custodian” means any sub-custodian appointed by the Bank in accordance with Section 3(A) for the safekeeping, administration, clearing and settlement of any Securities and identified in Exhibit C (Specified Sub-Custodians), as the same may be amended from time to time by the Bank in accordance with this Agreement.

“Sub-Custodian” means any sub-custodian appointed by the Bank in accordance with Section 3(A) for the safekeeping, administration, clearing and settlement of any Securities, including without limitation any Specified Sub-Custodian. Sub-Custodian as used herein shall mean a U.S. Bank or an Eligible Foreign Custodian.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Assets, the transactions effected under this Agreement or the Fund; provided that “taxes” does not include income or franchise taxes imposed on or measured by the net income of the Bank or its agents.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of a “group of investment companies” as defined in Section 12(d)(1)(G)(ii) of the 1940 Act and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“U.S. Bank” has the meaning defined in Rule 17f-5 under the 1940 Act.

2. APPOINTMENT

(A)	The Fund hereby appoints the Bank to provide the Services with effect from the date of this Agreement and the Bank hereby accepts such appointment on the terms of this Agreement.

(B)
The Fund further appoints the Bank as its Foreign Custody Manager and, by resolution adopted by the board of directors/trustees of the Fund (the “Board”), hereby delegates to the Bank the responsibilities set forth in Section 3(A) below with respect to foreign custody arrangements for the Fund’s existing and future investment portfolios and the Bank accepts such delegation. The Bank shall be responsible for performing the delegated responsibilities set forth in Section 3(A) below only with respect to custody arrangements in the countries listed on Exhibit D (Local Jurisdictions) attached hereto, as such Exhibit may be amended from time to time upon notice to the Fund, and shall have no delegated responsibilities with respect to Securities Depositories, except as provided by Applicable Law.

(C)	The appointment described in (A) and (B) above will have effect in relation to any Assets on or after the date of this Agreement only when the Bank receives:

(i)	any information it may require from time to time in relation to the Fund, and/or any Authorized Persons and the Fund’s business and such Assets; and

(ii)	the relevant Assets in the Securities and/or Cash Accounts.

(D)
The Bank will not be required to perform any duties or provide any services that are contrary to any Applicable Law. The Bank shall notify the Fund in writing of any Applicable Law preventing the Bank from performing its duties or providing services pursuant to the terms of this Agreement.

(E)
To enable the Bank to assume and continue to perform its duties under this Agreement, the Fund agrees (at its own cost) to complete such transfers, mandates or other documents and do such acts and things (in each case as shall be within its power) as are required by the Bank from time to time to bring the Assets under its control and to deal with it as custodian at the commencement of or at any time during the continuance of this Agreement.

(F)
To enable the Bank to perform its duties under this Agreement, the Fund will ensure that all notices, information and Instructions required by the Bank will be provided to the Bank in accordance with any relevant time constraints specified in this Agreement or, if no such constraints are specified, within a reasonable period of time. The Fund accepts that the Bank will not be in breach of its obligations under this Agreement if such notices, information and Instructions are not provided within such time constraints.

(G)
The Fund shall upon request by the Bank provide copies of its audited and unaudited financials, control procedures and such other documents or information reasonably requested by the Bank. Failure to provide such documentation in a timely manner shall constitute a default entitling the Bank to terminate the Agreement on 60 days’ prior written notice to the Fund.

3. SUB-CUSTODIANS

(A)
The Fund expressly agrees that the Bank is authorized to appoint such agents as the Bank may in its discretion think fit including, without limitation, any Sub-Custodian (which may be a Bank Affiliate of the Bank), provided, for Eligible Foreign Custodians, that the Bank shall:

(i)
determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including the factors specified in Rule 17f-5(c)(1);

(ii)	determine that the written contract between the Bank and such Eligible Foreign Custodian governing the foreign custody arrangements complies with the requirements of Rule 17f-5(c)(2);

(iii)
establish a system to monitor (a) the appropriateness of maintaining the Fund’s assets with such Eligible Foreign Custodian and (b) performance of the contract governing the Fund’s foreign custody arrangements; and

(iv)	withdraw the Fund’s assets from any Eligible Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirements of Rule 17f-5.

(B)	The Fund acknowledges and agrees that:

(i)
a Sub-Custodian may hold the Assets and otherwise perform the Services on such terms as the Sub-Custodian may require, subject to Rule 17f-5 under the 1940 Act and any other Applicable Laws, regulations and usages in the jurisdiction where the Sub-Custodian is located; and

(ii)	the rights of the Bank against any Sub-Custodian may consist only of a contractual claim.

(C)
The Bank will exercise reasonable care in the selection, use and monitoring of Sub-Custodians and will notify the Fund in writing as soon as is reasonably practicable of any change of any Sub-Custodian. The notice shall identify the new Sub-Custodian. The Bank, in its role as Foreign Custody Manager, will exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s assets would exercise in performing the delegated responsibilities.

(D)	The Bank shall monitor the appropriateness of the continued custody or maintenance of Fund Securities with each Sub-Custodian. Such monitoring shall include the following responsibilities:

a.
Bank shall evaluate and determine at least annually the continued eligibility of its Sub-Custodians to act as such hereunder and shall give notice to Fund of such determination. In discharging this responsibility, Bank shall (i) monitor on a continuing basis the services and reports provided by its Sub-Custodian; (ii) at least annually, obtain and review the periodic reports published by its Sub-Custodian confirming the Sub-Custodian’s review of the continued eligibility of each Sub-Custodian; and (iii) review periodic reports related to the Sub-Custodian’s periodic physical inspections of the operations of each Sub-Custodian as deemed appropriate.

b.
Bank shall provide to the Board quarterly and at such other times as the Board may reasonably request based on the circumstances of the Fund’s foreign custody arrangements, written reports notifying the Board of the placement of Securities of Fund with a particular Sub-Custodian within a foreign market and of any material change in the arrangements (including any material changes in any contracts governing such arrangements or any material changes in the established practices or procedures) with respect to Securities of the Fund held by the Sub-Custodian.

c.
If Bank determines that (i) any Sub-Custodian no longer satisfies the applicable requirements described in this Agreement; or, (ii) any Sub-Custodian is otherwise no longer capable or qualified to perform the functions contemplated herein; or, (iii) any change in a contract with a Sub-Custodian or any change in established or market practices or procedures shall cause a custody arrangement to no longer meet the requirements of the 1940 Act, Bank shall promptly give written notice thereof to Fund. The notice shall either indicate Bank’s intention to transfer Securities held by the removed Sub-Custodian to another Sub-Custodian previously identified to Fund, or include a notice pursuant to Section 3(C) of this Agreement of Bank’s intention to deposit Securities with a new Sub-Custodian, in either instance such transfer of Securities to be effected as soon as reasonably practicable.

(E)
The Fund acknowledges and agrees that where the Services relate to Non-US Securities, the settlement, legal and regulatory requirements and usages in the relevant jurisdictions may be different from those applying in the United States and there may be different practices for the separate identification of such Securities and that at all times any Sub-Custodian may be required to hold the Assets subject to any Applicable Law.

(F)
The Bank reserves the right to decline to accept Securities in Local Jurisdictions other than those listed in Exhibit D (Local Jurisdictions), as such Exhibit may be amended from time to time by the Bank in accordance with this Agreement, provided that where any Securities are held in any Local Jurisdiction that is to be removed from Exhibit D (Local Jurisdictions), the Bank will use its reasonable endeavors to notify the Fund prior to any such amendment taking effect and to continue to hold and service the Fund’s Securities in the Local Jurisdiction concerned until the Fund disposes of the Securities or makes alternative arrangements with respect to the custody of the Securities within a reasonable period of time.

(G)
Countries that are not listed as Local Jurisdictions in Exhibit D (Local Jurisdictions) may be added to such Exhibit on the Fund’s reasonable request but subject to the prior written agreement of the Bank.

(H)
The Bank shall (a) report the withdrawal of Assets from an Eligible Foreign Custodian and the placement of such Assets with another Eligible Foreign Custodian by providing to the Board (i) an amended Exhibit C at the end of the calendar quarter in which an amendment to such Exhibit has occurred or (ii) written notice if the replacement Eligible Foreign Custodian is not a Specified Sub-Custodian, and (b) after the occurrence of any material change in the foreign custody arrangements of the Fund, make a written report to the Board containing a notification of the change.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS

(A)	Fund. The Fund represents, warrants, and covenants as of the date this Agreement is entered into and as of the date any custodial service herein is requested or used that:

(i)
It is duly organized and validly existing in its jurisdiction of organization, it is in good standing in every jurisdiction where required by Applicable Law, and it has the power and authority to sign and to perform its obligations under this Agreement;

(ii)	This Agreement has been duly authorized, executed, and delivered, and this Agreement is the legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms;

(iii)
Any consent, authorization or instruction required in connection with the Fund’s obligations under this Agreement has been provided by any relevant third party (and will be renewed if necessary), including any act required by any relevant governmental or other authority;

(iv)	Its performance of this Agreement will not violate any Applicable Law or breach any constitutive documents, agreement, judgment, order or decree to which the Fund is a party or by which it is bound;

(v)
The Fund has authority to deposit the Assets received in the Securities Account and the Cash Account, and there is no claim, security interest, lien or other encumbrance of any kind that adversely affects any delivery or payment of Assets made in accordance with this Agreement;

(vi)	The Fund has not relied on any oral or written representation made by the Bank or any person on its behalf and acknowledges that this Agreement sets out to the fullest extent the duties of the Bank;

(vii)
Unless Fund notifies Bank to the contrary in writing, none of Fund’s assets constitute, and at all times, none of Fund’s assets will constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(B)	Bank. The Bank represents and warrants as of the date this Agreement is entered into and as of the date any custodial service herein is provided that:

(i)	This Agreement has been duly authorized, executed and delivered by, and it is the legal, valid and binding obligation of the Bank, enforceable against the

Bank in accordance with its terms;

(ii)	Its performance of this Agreement will not violate any Applicable Law or breach any constitutive documents, agreement, judgment, order or decree to which the Bank is a party or by which it is bound;

(iii)
The Bank shall maintain for its own account and protection, insurance coverage that the Bank deems appropriate with respect to its business in connection with the services and obligations under this Agreement;

(iv)
The Bank will maintain a business continuity plan designed to reasonably reduce the risks associated with a disaster, including but not limited to, natural disaster or pandemic, and minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Bank’s control, any of which could affect the Bank’s ability to fulfill its obligations under this Agreement. The Bank represents and warrants that it maintains contingency (business continuity) plans as required by its banking regulators; and

(v)	Information Security Program.

(a) Information Security. The Bank will implement and maintain a written information security program (“Information Security Program”) that contains appropriate security measures reasonably designed to safeguard all information relating to the Funds in connection with this Agreement (“Fund Information”) that the Bank receives, stores, maintains, processes, transmits or otherwise accesses in connection with the provision of services hereunder. In this regard, the Bank will establish and maintain policies, procedures, and technical, physical, and administrative safeguards, (i) reasonably designed to ensure the security, integrity, and confidentiality of all Fund Information that the Bank receives, stores, maintains, processes, transmits or otherwise accesses in connection with the provision of services hereunder, (ii) reasonably designed to protect against any actual or reasonably foreseeable threats or hazards to the security or integrity of Fund Information, (iii) reasonably designed to protect against unauthorized access to, interception of, or use of Fund Information, (iv) maintain procedures reasonably designed to detect and respond to any internal or external security breaches; and (v) ensure appropriate disposal of Fund Information. The Information Security Program shall be designed to meet any standards established by federal and state privacy and data security laws, rules, regulations, industry standards applicable to the Fund and to the Bank.

(C)
All references in this Agreement to the “Fund” are to each of the management investment companies listed on Appendix A, and each management investment company made subject to this Agreement in accordance with Section 32(J) or each series of a management investment company made subject to this Agreement in accordance with Section 32(K), individually, as if this Agreement were between the individual Fund and the Bank. In the case of a series organization, all references in this Agreement to the “Fund” are to the individual series of the series organization on behalf of the individual series. Any reference in this Agreement to “the parties” shall mean the Bank and such other individual Fund as to which the matter pertains.

5. ESTABLISHMENT OF ACCOUNTS

(A)
Accounts. The Fund authorizes the Bank to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts in which Securities of the Fund are held by the Bank, a Sub-Custodian or a Securities Depository (the “Securities Account”) and (ii) a cash account or accounts in which Cash of the Fund in any currency is held by the Bank or a Sub-Custodian (the “Cash Account”). The Securities Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

(B)
Designation of Accounts. The Securities Account and the Cash Account opened on the books of the Bank will be in the name of the Fund or such other name as the Fund may reasonably designate to the Bank. The name of the account will reflect the Fund’s name as designated on appropriate tax documentation provided to the Bank by the Fund. At the request of the Fund, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(C)
Acceptance of Assets. (i) The Bank or a Sub-Custodian shall be obligated to accept (a) for custody in the Securities Account, Securities of any kind and (b) for deposit in the Cash Account, cash in any currency, as long as the form of such Securities or Cash and the manner in which they are delivered are in accordance with reasonable and customary market practice. The Bank will promptly inform the Fund in writing of its decision not to accept any Securities or Cash and will provide an explanation thereof. The Bank reserves the right to reverse any transactions that were credited to the Accounts due to mis-postings and other similar causes.

(D)
Assets Held Away. The Bank may, but is not obligated to, record assets held for the Fund with another custodian, bank or broker on Fund’s statements. In the event Bank agrees to record such assets held away on Fund’s statements, Bank will have no responsibility to verify or monitor any such assets and Fund hereby indemnifies Bank for any and all losses, claims or liabilities incurred in connection with Bank’s recording of any such assets held away.

(E)	Performance Subject to Laws. The Fund understands and agrees that the Bank’s performance of this Agreement is subject to Applicable Law, the relevant local laws, regulations, decrees, orders, government acts, customs, procedures and practices to which the Bank is subject and as exist in the jurisdiction in which any Asset is held including the opening of, the holding of all or any part of the Assets in, and the delivery of any Asset to or from any Securities Account or any Cash Account and the performance of any other activities contemplated in this Agreement by the Bank (including acting on any Instructions).

(F)
Use of Securities Depositories. The Bank or any Sub-Custodian may deposit the Assets with any Securities Depository deemed appropriate by the Bank or Sub-Custodian in compliance with the conditions of Rule 17f-4 under the 1940 Act. Deposited Assets will be subject to the rules, terms and conditions of such Securities Depository. The Bank will notify the Fund in writing as soon as is reasonably practicable of any change of Securities Depository. The notice shall identify the new Securities Depository.

(i)
For Foreign Assets held with Eligible Securities Depositories, the Bank shall (a) provide the Fund or its Investment Adviser with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories in accordance with Rule 17f-7(a)(1)(i)(A) and (b) monitor such risks on a continuing basis and promptly notify the Fund or its Investment Adviser of any material change in such risks, in accordance with Rule 17f‑7(a)(1)(i)(B). The Bank agrees to exercise reasonable care, prudence, and diligence in performing the requirements of Rule 17f-7(a)(1)(i).

(G)
Further Information. The Fund agrees to execute such further documents and provide materials and information as may be reasonably requested by the Bank. The Fund further agrees that the Bank may request information from time to time regarding the Fund’s investors if the Bank is required to obtain such information to comply with Applicable Law. The Fund agrees to reasonably assist the Bank in obtaining such information upon request.

6. INSTRUCTIONS

(A)
The Bank is entitled to rely conclusively upon the authority of any person the Bank reasonably believes to be an Authorized Person to give Instructions received by the Bank until such time as the Bank has received notice acceptable to it of any change from the Fund and has had a reasonable time to note and implement such change.

(B)
The Bank is authorized to rely upon any Instructions received by any means, provided that the Bank and the Fund have agreed upon the means of transmission and the method of identification for the Instructions in accordance with the provisions of this Section 6.

(C)
The Bank will have no responsibility for any Losses suffered or incurred by the Fund howsoever arising; provided that the Loss has not been caused by the Bank’s negligence, bad faith, willful malfeasance or reckless disregard of its duties under this Agreement; and will be entitled to rely on the indemnity contained in Section 21 in respect of any such Losses the Bank may suffer or incur as a result of acting on such Instruction. The Bank will be under no duty to challenge or make any inquiries concerning any valid or apparently valid communication.

(D)
Each of the Fund and the Bank will comply with certain agreed security procedures (the “Procedures”) designed to verify the origination of Instructions. The Bank is not obligated to do anything other than what is contained in the Procedures to establish the authority or identity of the person sending an Instruction.

(E)
The Bank is not responsible for errors or omissions made by the Fund or resulting from negligence, fraud or the duplication of any Instruction by the Fund. The Bank may act on any Instruction by reference to account number only, even if any account name is provided, and the Bank may act on an Instruction if it reasonably believes it contains sufficient information.

(F)
The Bank may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with the Procedures and will promptly notify the Fund of its decision.

(G)
Unless otherwise expressly provided, all Instructions will continue in full force and effect until cancelled or superseded. If the Fund informs the Bank that it wishes to recall, cancel or amend an Instruction, the Bank will use its reasonable efforts to comply, but shall not be obligated to comply.

(H)
If the Bank acts on any Instruction sent by any means requiring manual intervention (such as telephone, fax, electronic mail or disks sent by messenger) then, if the Bank complies with the Procedures, the Fund will be responsible for any loss the Bank may incur in connection with that Instruction. The Fund expressly acknowledges that the Fund is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(I)	Instructions must be given in the English language.

(J)
The Bank is obligated to act upon Instructions only during banking hours of the applicable jurisdiction (including applicable cut-off times) and on banking days when the applicable financial markets are open for business.

(K)
Instructions will be governed by and carried out subject to the prevailing laws, rules, operating procedures and practice of any relevant stock exchange, Securities Depository or market where or through which they are to be executed or carried out.

(L)
The Fund agrees that the Procedures are a commercially reasonable method of providing security against unauthorized Instructions. The Fund has freely and voluntarily designated such Procedures and fully understands that the Procedures offered by the Bank afford the Fund differing degrees of security. The Fund assumes all risks associated with the designated Procedures and all damages, costs, expenses (including attorneys’ fees), losses and liabilities resulting from any failures of such Procedures.

(M)
The Bank has no obligation to act in the absence of Instructions but is hereby authorized, in the absence of Instructions, to do anything that may in its reasonable opinion be necessary as principal or agent in order to give effect to this Agreement or any duty or obligation arising under its terms, although it is not required to do so.

(N)	Notwithstanding anything to the contrary in this Section 6, the Bank, without any liability on its part, will not be required to act in accordance with any Instructions where:

(i)	the Instructions were received from a person or entity whom the Bank in its reasonable opinion believes not to be an Authorized Person;

(ii)  the Instructions were not received in time for the required action to be taken;

(iii) the Bank reasonably considers that complying with the Instructions may not be practicable or might be unlawful or contrary to Applicable Law;

(iv) the Bank reasonably considers that the Instructions are incomplete, unclear or ambiguous and/or in conflict with other Instructions received from an Authorized Person;

(v)  the Instructions are not in the form customarily used by the Authorized Person purporting to give the Instructions;

(vi)  the Instructions have been inaccurately transmitted or are not authentic; or

(vii) the Bank does not have all the necessary information, documentation, funds or Securities to implement the Instructions.

To the extent reasonably practicable, the Bank shall notify the Client of its failure to act upon an Instruction.

7. PERFORMANCE BY THE BANK

(A)	Custodial Duties Not Requiring Further Instructions. Absent a contrary Instruction, the Bank shall carry out the following without further Instructions:

(i)	sign any affidavits, certificates of ownership and other certificates and documents relating to the Assets which may be required to obtain any Asset or by any tax or regulatory authority;

(ii)
collect, receive, and/or credit the Securities Account or Cash Account, as appropriate, with all income, payments and distributions in respect of the Assets and any capital arising out of or in connection with the Assets (including all Securities received by the Bank as a result of a stock dividend, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)	exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv)
make any payment by debiting the Cash Account or any other designated account of the Fund with the Bank as required to effect any Instruction and to pay any fees, charges or amounts payable to the Bank in accordance with Section 24 of this Agreement or other agreement; and

(v)	attend to all nondiscretionary details in connection with any matter provided in this Section 7 or any Instruction.

(B)	Custodial Duties Requiring Instructions. The Bank shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i)	make payment for and/or receive any Asset or deliver or dispose of any Asset except as otherwise specifically provided in this Agreement;

(ii)	deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with the Assets;

(iii)	pay any other fees or expenses of the Fund not specified in Section 7(A) above; and

(iv)
carry out any action affecting the Assets or the Securities Account or Cash Account other than those specified in Section 7 above, but in each instance subject to the agreement of the Bank, whereby such agreement will only be withheld if the Bank reasonably concludes that carrying out such action could violate Applicable Law or is otherwise commercially unreasonable. The Bank shall promptly inform the Fund of any decision not to carry out any such action.

(C)	Overdraft Credit.

(i)
The Bank may, at its sole discretion and without any obligation to do so, grant to the Fund upon request overdraft credit on the Cash Account on a case-by-case basis. Any overdraft credit is immediately due and payable to the Bank without notice to the Fund of any kind, and the Bank may at any time request the Fund to credit sufficient cash to the Cash Account to ensure that, after such payment of cash and after application of such payment to any outstanding overdraft credit, the balance of the relevant Cash Account is at least equal to zero. Such extension of credit shall not be paid with any other extension of credit from the Bank. In the event that the Fund fails to make such payment by close of business on the same date credit is extended or such later date as the Bank may specifically permit (“Payment Default”), the Bank, in its sole discretion, may terminate the Agreement immediately. In the event that the Bank does provide overdraft credit, such provision shall not oblige the Bank at any point in the future to provide additional overdraft credit to the Fund. The Fund shall be deemed to be in default with respect to any such advance upon the occurrence of the insolvency of the Fund or any event of the type specified in Section 365(e)(1)(B) or (C) of the U.S. Bankruptcy Code, as amended from time to time.

(ii)
To the extent permitted by law and in connection with any Assets purchased with overdraft credit provided by the Bank, the Fund hereby acknowledges that the Bank has an automatically perfected security interest in the Assets purchased with any such overdraft credit pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time, as well as pursuant to the grant of a security interest as set forth in Section 23 hereof and that the Bank may exercise any and all remedies described in Section 23 hereof and as may be available under applicable law with respect to such Assets at the discretion of the Bank without notice to the Fund.

(iii)
The Fund agrees to execute such further document(s) and provide such additional information as may be reasonably requested by the Bank to evidence any overdraft credit and/or the security interest set forth in this Section 7(C).

8. SECURITIES ACCOUNT PROCEDURES

(A)	Credits to the Securities Account. The Bank is not obligated to credit Securities to any Securities Account before receipt of such Securities by final and irrevocable settlement. If the Bank makes a credit before such receipt, the Bank may reverse all or part of the credit (including any increase thereon that has been credited to that Securities Account), make an appropriate entry to the Securities Account and, if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B)
Debits to the Securities Account. The Bank is not obligated to deliver any Securities from the Securities Account that have not been credited as provided in Section 8(A) of this Agreement. If the Bank has received Instructions that would result in the delivery of Securities exceeding such credits, the Bank may decide which deliveries it will make (in whole or in part and in the order it selects).

(C)	Holding Securities. The Bank shall hold Securities for the Securities Account as follows:

(i)
Upon receipt of Instructions on behalf of a Fund, the Bank shall establish and maintain a segregated account or accounts for and on behalf of the Fund and into which account or accounts may be transferred Cash or Securities.

(1)
U.S. Securities. The Bank shall hold and physically segregate for the account of each Fund all Securities held by the Bank in the United States, including all domestic Securities of the Fund, other than (a) Securities maintained in a Securities Depository and (b) Underlying Shares maintained pursuant to Section 8(C)(vii) in an account of the Fund’s transfer agent.

(2)
Non-U.S. Securities. The Bank shall identify on its books as belonging to the Fund the foreign Securities held by each Eligible Foreign Custodian or Eligible Securities Depository. The Bank may hold foreign Securities for all of its customers, including the Funds, with any Eligible Foreign Custodian in an account that is identified as the Bank’s account for the benefit of its customers; provided however, that (a) the records of the Bank with respect to foreign Securities of a Fund maintained in the account shall identify those Securities as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Bank shall require that Securities so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

(ii)
Certificated US Securities: The Bank shall hold each Security that is a certificated security segregated for the applicable Securities Account separate from any such Securities held for any other Securities Account or any other person including the Bank’s own Securities. Certificated Securities held by the Bank may be registered in the name of the Fund, the Bank or the nominee of either of them. Notwithstanding the above, the Bank is authorized to deposit any certificated Securities into any Securities Depository, and such Securities may be registered in the name of the Securities Depository or its nominee. The Bank shall take such measures as are reasonably necessary to seek to enable the Securities Depository to segregate such Securities from the assets of such Securities Depository. Where it is not reasonably practicable for the Securities Depository to segregate the Securities from its own assets, the Bank shall inform the Fund of this circumstance prior to depositing any certificated Securities with such Securities Depository.

(iii)
Uncertificated US Securities. Securities that are uncertificated Securities, including Securities maintained with any Securities Depository, will be indirectly held by the Bank through entries upon the books and records of the issuer, its designee or a Securities Depository. The Bank shall hold such Securities together with Securities belonging to other customers in accounts on the books of the issuer, its designee or Securities Depository in which the Bank only holds Securities for the benefit of its customers, and the accounts shall be identified by such person as for the benefit of the Bank’s customers. Such accounts shall be subject only to the instructions of the Bank.

(iv)	Non-US Registered Securities. Non-US Securities in registered form will be registered as the Bank may in its discretion determine in the name of:
(a)	a Bank, Sub-Custodian or nominee;
(b)	the Fund; or
(c)
where required by local laws, rules, regulations and market practices, or where the Bank reasonably believes it is in the Fund's best interests to do so, in the name either of the Bank or of a Sub-Custodian, in each case held in an account designated for clients.

(v)
Non-US Unregistered Securities. Where Securities are not in registered form, they will be recorded in the records of the Bank in an account in the name of the Fund and, where recorded by a Sub-Custodian, will be recorded in an account in the name of the Bank designated for customers' securities. The documents of title to Securities in bearer form will be held in the physical possession of the Sub-Custodian so as to be segregated from the securities of the Bank and/or the Sub-Custodian. For the avoidance of doubt, the Bank shall not be obliged to accept bearer Securities for the account of a Fund unless they are publicly traded in one of the markets agreed to by the Bank or are of a kind which the Bank has agreed to accept in the Service Level Description.

(vi)
Where the Securities are held by a Sub-Custodian, (i) to the extent permitted by Applicable Law or market practice, the Bank will procure that the relevant Sub-Custodian’s records make it readily apparent that the Securities (together, if applicable, with the property of other customers of the Bank held by such Sub-Custodian) are held on behalf of the Bank for the Bank’s customers and that they do not belong to the Bank or the Sub-Custodian, and (ii), to the extent permitted and customary in the market in which the Securities are maintained, the Bank shall require that securities so held by the Sub-Custodian be held separately from any assets of such Sub-Custodian or of other customers of such Sub-Custodian.

(vii)
Deposit of Fund Assets with the Fund’s Transfer Agent. Underlying Shares of a Fund shall be deposited and held in an account or accounts maintained with a Fund’s transfer agent. The Bank’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

(1)
Upon receipt of a confirmation or statement from a Fund’s transfer agent that the transfer agent is holding or maintaining Underlying Shares in the name of the Bank (or a nominee of the Bank) for the benefit of a Fund, the Bank shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund.

(2)
Upon receipt of Instructions to purchase Underlying Shares for the Account of a Fund, the Bank shall pay out Cash of the Fund as so directed to purchase the Underlying Shares and record the payment from the Account of the Fund on the Bank’s books and records.

(3)
Upon receipt of Instructions for the sale or redemption of Underlying Shares for the Account of a Fund, the Bank shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the Account of the Fund on the Bank’s books and records and, upon the Bank’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the Account of such Fund on the Bank’s books and records.

(D)
Official Information. The Bank shall notify the Fund of all official notices, circulars, reports and announcements received by the Bank in such capacity concerning the Securities held in any Securities Account that require discretionary action and will exercise reasonable efforts to do so within such time as will reasonably enable the Fund to undertake such discretionary action; provided that the Bank shall receive any such information sufficiently in advance of the deadline for such discretionary action to be able to notify the Fund in accordance with its customary operating procedures.

(E)	Proxies; Notices of Litigation.

(i)
The Bank shall cause to be promptly executed by the registered holder of Securities held in a Fund, if the Securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund or its designated agent such proxies, all proxy soliciting materials and all notices relating to the Securities. The Bank will not be liable for any Losses suffered by the Fund as a result of a missed vote where voting instructions are received after any cut-off date expressly notified to the Fund or its designated agent. The Bank’s only obligation in regard to any matter where the holder of the applicable Securities credited to a Securities Account may exercise shareholder voting rights will be to provide the information to the Fund or its designated agent as indicated above. The Bank shall have no obligation to seek any Instructions from the Fund as to whether to vote any Securities or to authorize the voting of any Securities or to give any consent to take any other action with respect thereto.

(ii)
The Bank shall transmit promptly to the applicable Fund all written information regarding any class action or other litigation received by the Bank (i) relating to Fund Securities issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Bank for the account of the Fund, and (ii) through Eligible Foreign Custodians from issuers of the foreign Securities issued outside of the United States and being then held for the account of the Fund, or previously held, during the relevant class-action period during the term of this Agreement by the Bank via an Eligible Foreign Custodian for the account of the Fund. The Bank does not support class-action participation by a Fund beyond such forwarding of written information received by the Bank. The Fund hereby agrees that the Bank shall not be liable for any claim relating to or arising in connection with the delivery or distribution, or lack thereof, of any information concerning any litigation pertaining to the Fund, class action or otherwise.

(iii)
Any notices received by Bank or Sub-Custodian’s corporate actions department regarding settled securities class actions that require action by affected owners of the underlying Assets will be notified by Bank to Fund using reasonable care and diligence, identifying that Fund was a shareholder of the relevant Asset held in custody with Bank at the relevant time.

9. CORPORATE ACTIONS

(A)
The Bank will use reasonable endeavors to transmit promptly to the Fund on a timely basis all written information received by the Bank from issuers of domestic Securities, or received by the Bank via a Sub-Custodian from issuers of foreign Securities, in respect of any rights issues, subscription options, conversion options, elections, calls and similar rights, opportunities and advantages (each a "Corporate Action") communicated to the Bank which may be derived from the Fund's Securities.

(B)
Where Securities in registered form are registered in the Fund’s name in accordance with market practice in the relevant Local Jurisdiction or by agreement between the Fund and the Bank, information received by the Bank with respect to corporate actions on such Securities and account statements will be sent directly to the Fund. The Fund hereby undertakes to forward to the Bank promptly any information received by it relating to such Securities in order to enable the Bank to perform its duties under this Agreement.

(C)
Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and where that right, entitlement or fractional interest bears an expiration date, the Bank will not be obliged to take any action if it does not receive appropriate Instructions in time for it to take to timely action.

(D)
The Bank will act in accordance with the Fund’s Instructions in relation to such Corporate Actions. If the Fund fails to provide the Bank with timely Instructions with respect to any Corporate Action, neither the Bank nor its Sub-Custodian will take any action in relation to that Corporate Action, except as otherwise agreed in writing by the Bank and the Fund or as may be set forth by the Bank as a default action in the notification it provides under Section 9(A) herein with respect to that Corporate Action.

(E)
Without prejudice to the other provisions of this Agreement, the Bank will sign in the Fund’s name all ownership and other certificates required to obtain payment or exercise rights attached to the Securities provided that the Fund has delivered to the Bank all necessary documents requested by the Bank.

(F)	The Bank will not exercise any right or power in connection with the Securities unless it has received timely Instructions with regard to the exercise of any such right or power.

(G)
Where an exchange of Securities does not reasonably require any Instruction (for example an exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities for the Securities themselves), the Bank will attend to it when it receives the relevant information despite the absence of any specific Instruction.

10. SETTLEMENT

(A)
The Bank will effect settlement of transactions relating to the Assets on the basis of either contractual settlement day accounting or actual settlement day accounting as the Bank may in its absolute discretion determine, unless the Bank shall have received valid Instructions, either generally or in relation to any particular transaction, to effect settlement on an actual settlement accounting basis. The Bank will notify the Fund from time to time of those markets in which it generally offers contractual settlement day accounting. The Fund expressly acknowledges that the Bank may at any time cause the discontinuation of the contractual settlement services provided for in this Section 10 and that the provisions of Section 10 do not constitute in any way a commitment on the part of the Bank to cause the granting of financing facilities to the Fund.

(B)
In the event settlement is effected on the basis of contractual settlement day accounting (and accordingly on a contractual settlement date the Cash Account is credited with the proceeds of any sale of Securities from the Securities Account or debited with the cost of any relevant Securities purchased or acquired for the Securities Account), the Bank reserves the right in its absolute discretion to reverse with back value to the contractual settlement date applied any entry in the Cash Account relating to such contractual settlement where the related securities transaction remains unsettled 30 Business Days after the contractual settlement date or at any time if the Bank reasonably believes that the relevant transaction will, or is likely to, remain unsettled 30 Business Days after the contractual settlement date, for any reason whatsoever. The Fund acknowledges that prior to actual settlement it will be indebted to the Bank for any amounts advanced by the Bank in respect of contractual settlement. The Bank will notify the Fund as soon as reasonably practicable if any entry in the Cash Account is reversed or to be reversed.

(C)	(i)	The Bank will not be obliged to arrange settlement of any transaction unless:
(a) in the case of a purchase transaction or other transaction requiring the payment of monies, the Fund has made sufficient cleared funds available to the Bank to enable it to effect settlement or the Fund has arranged for the Bank to provide overdraft or other facilities sufficient to meet the amount of any payments; and
(b) in the case of a sale transaction, the Bank is holding for the Fund sufficient Securities free from all Security Interests to enable it to effect settlement in full.

(ii)
Where, notwithstanding Section 10(C)(i), in its absolute discretion the Bank advances funds to enable a purchase transaction to be completed, the Bank will, in addition to its rights under Section 21 (Indemnity), be entitled to charge interest on sums made available to enable the transaction to be completed in accordance with the applicable rates of interest set out in Exhibit B (Fees) from completion of the transaction until repayment of the amount advanced.

(iii)
Notwithstanding Section 10(C)(i), the Bank may arrange partial settlement of a sale transaction to the extent that the Bank holds for the Fund Securities free from all Security Interests to enable it to effect such partial settlement.

(D)	With respect to any transactions settled on the basis of actual settlement day accounting,

the proceeds from the sale or exchange of Securities will be credited to the Cash Account and the cost of Securities purchased or acquired will be debited to the Cash Account on the date the proceeds in cleared funds (following any necessary currency conversion), or such Securities (as the case may be), are actually received by the Bank.

(E)
Delivery or payment with respect to Securities will be carried out at the Fund’s own risk and the Bank’s obligation to account to the Fund for any Security or the proceeds of sale of any Security will be conditional on receipt by the Bank of the relevant Securities or sale proceeds.

(F)
The Bank will, in accordance with Instructions on behalf of the applicable Fund, release and deliver and/or authorize any Sub-Custodian or Securities Depository to release and deliver to the person or persons to whom payment is to be made as specified in the Instructions the amount of the Cash or Securities specified in the Instructions.

(G)
Fund agrees to furnish the Bank with the income tax cost basis and dates of acquisition of all Securities held in the Securities Account to be carried on its records. If Fund does not furnish such information, the Bank shall carry the Securities at any such nominal value it reasonably determines, such value to be for bookkeeping purposes only. All statements and reporting of any matters requiring this information will use this nominal value. The Bank shall have no duty to verify the accuracy of the cost basis and dates of acquisition furnished by Fund. Securities purchased in the Securities Account shall be carried at cost

11. COLLECTION OF INCOME

(A)
The Bank will require from Sub-Custodians and recognized data vendors details of any Income relating to Securities to which the Fund is entitled and which are publicly announced and will advise the Fund thereof on a timely basis.

(B)
The Bank will credit the Cash Account with Income either as of the contractual due date for such Income or as of its actual receipt as the Bank may in its absolute discretion determine. The Bank will notify the Fund from time to time of those markets in which it generally offers contractual due date Income credit.

(C)
In the event Income is credited to the Cash Account on the contractual due date therefor, the Bank reserves the right in its absolute discretion to reverse with back value to such date any entry in the Cash Account relating to such Income where the relevant Income is not received within 30 Business Days after the contractual income date or at any time if the Bank reasonably believes that the relevant Income will not, or is unlikely to, be received within 30 Business Days after the contractual income date, for any reason whatsoever. The Fund acknowledges that prior to actual receipt of the relevant Income it will be indebted to the Bank for any amounts advanced by the Bank in respect of Income contractually due but not yet received. The Bank will notify the Fund as soon as practicable if any entry in the Cash Account is reversed or to be reversed.

(D)	Where Income is to be credited to the Cash Account on an actual receipt basis, the Bank will:

(i)	attend to the collection of such Income on a timely basis; and

(ii)	arrange for such Income, as collected, to be credited to the Cash Account as of the date of receipt by the Bank of cleared funds after any necessary currency conversion.

(E)
Subject to Sections 17(B) and 19, the Bank will not be responsible for the non-receipt of any Income as a result of the failure or default (whether actionable or otherwise) of the issuer of the Securities concerned or of any third party, and any advice to the Fund or recording of Income in any account forming part of the Cash Account will be subject to the Bank actually receiving the same. Bank shall notify Fund promptly of such default or refusal to pay.

12. CASH ACCOUNT PROCEDURES

(A)
Credits to the Cash Account. The Bank is not obligated to make a credit to the Cash Account before receipt by the Bank of a corresponding and final payment in cleared funds. If the Bank makes a credit before such receipt, the Bank may reverse all or part of the credit (including any increase thereon), make an appropriate entry to the Cash Account, and may in its absolute discretion, require repayment of any amount corresponding to any such debit. Cash maintained by the Fund in an account established and used in accordance with Rule 17f-3 under the 1940 Act shall not be credited to the Cash Account.

(B)
Debits to the Cash Account. The Bank may make any debit to the Cash Account as provided in this Agreement even if this results in (or increases) a debit balance. The Bank is not obligated to make any debit to the Cash Account which might result in or increase a debit balance. If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Bank may decide which debits it will make (in whole or in part and in the order it selects).

(C)
Payments. The Bank may at any time close the Cash Account if the Bank deems it to be necessary or appropriate to comply with Applicable Law or assist it in providing services hereunder. The Fund will transfer to the Bank upon any such closure, and otherwise on demand from the Bank, sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees or other amounts owed to the Bank. The foregoing shall be without prejudice to any other credit facility agreement that the Bank and the Fund may enter into, in which case the terms of such credit facility agreement shall prevail in the event of any conflict between this Agreement and such credit facility agreement. Upon any closure of a Cash Account, a new Cash Account would be opened and any cash from the closed Cash Account would be transferred to the new Cash Account, unless prohibited by Applicable Law.

(D)
Payment Only at the Bank. The Bank has the sole obligation to pay cash credited to the Cash Account in the currency in which that amount is denominated, and the obligation is payable solely at such Bank’s office as designated on the attached Exhibit A at which the Cash Account is maintained. Performance of the obligation is subject to Applicable Laws.

13. WITHDRAWAL AND DELIVERY

Subject to the terms of this Agreement, the Fund may at any time demand withdrawal of all or any part of the Assets. Delivery of any Asset will be made at the expense of the Fund at such location as the Parties hereto may agree; provided that, notwithstanding such demand, the Bank or Sub-Custodian may retain sufficient Assets held in any Securities Account to close out or complete any transaction that the Bank will be required to settle in regard to that Securities Account after the date of any withdrawal. Nothing in this Section 13 shall require the Bank to deliver any Asset subject to the lien provided in this Agreement until any obligations secured by such right have been satisfied in full.

14. RECORDS AND ACCESS

(A)
Generally. The Bank shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund. In the event that the Bank is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, Applicable Law or regulation, or requested in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Bank’s personnel as witnesses, the Fund agrees to pay the Bank for the Bank’s time and expenses, as well as the fees and expenses of the Bank’s counsel, incurred in responding to such request, order or requirement.

(B)
Examination of Statements. The Bank will, at the Fund’s request, provide the Fund with a statement of account for each Account, identifying Assets held in the Accounts. The Fund shall examine each statement sent by the Bank and notify the Bank in writing within sixty (60) days of the date of such statement any discrepancy between Instructions given by the Fund and the position shown on the statement and of any other errors known to the Fund. Except as provided in such notice, the Fund agrees that each statement will be binding on the Fund after such sixty (60) days, and the Fund shall be deemed to have approved the statement.

(C)
Access to Records. If requested via Instructions from the Fund and after a reasonable period of prior notice, the Bank shall allow the Fund, its independent public accountants, agents or regulators reasonable access (during reasonable business hours) to the records of the Bank relating to the Assets as is requested by the Fund in connection with an examination of the books and records pertaining to the affairs of the Fund provided that the Bank may at its reasonable discretion restrict access to documentation, systems or processes to the extent that it will or may prejudice the Bank’s security arrangements or its duty of confidentiality to its other customers. Subject to restrictions under the relevant local law, the Bank may also seek to permit the Fund’s auditors and independent public accountants, reasonable access (during reasonable business hours) to the records of any Sub-Custodian of Assets held in the Securities Account as may be required in connection with such examination.

(D)
Reconciliation. The Bank shall conduct, on a regular basis, reconciliations between its internal accounts and records and those of any relevant third party and reconciliations on Securities and Cash that are otherwise held by it.

15. USE OF AGENTS

(A)
Appointment. The Bank is authorized to use agents, including but not limited to Bank Affiliates, as delegates to perform any of the functions under this Agreement, subject to compliance with Applicable Law; provided, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Securities Depositories are not agents of the Bank.

(B)	Responsibility For Agents. The Bank shall use reasonable care in selecting and monitoring agents.

16. BANK AFFILIATE INVOLVEMENT; POTENTIAL CONFLICTS

(A)
Bank Affiliate Involvement. The Fund agrees and understands that any Bank Affiliate can engage as principal or otherwise in any transaction effected by the Fund or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to buy or sell any Security, effect any foreign exchange transaction or effect other transactions, the Bank is entitled to effect any transaction by or with itself or any Bank Affiliate and to pay or keep any fee, commissions or compensation as specified in the Fund’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments the Bank generally has in effect from time to time with regard to such or similar transactions.

(B)
Potential Conflicts. The Bank or any of Bank Affiliates may act as agent for, provide services to and engage in any kind of business with, others to the same extent as if the Bank was not the custodian of the Assets under the terms of this Agreement. Nothing in this Agreement will in any way restrict the right of the Bank to perform services for any other person or entity and the performance of such services for others will not be deemed to violate or give rise to any duty or obligation to the Fund not specifically undertaken by the Bank hereunder. The Bank and any Bank Affiliate of the Bank may receive a fee or other compensation in relation to any service referred to in this Section and are authorized to retain for their own benefit any such fees or compensation so received.

(C)
If at any time the Assets shall include any investment or other property of any kind managed, held or issued by the Bank or any Bank Affiliate, the Bank or such Affiliate (as the case may be) may realize and retain any profit to which it is entitled from such management, holding or issue.

(D)
Without prejudice to the generality of Section 16(B), the Bank has the right, without notifying the Fund to effect transactions with or for the Fund in which the Bank directly or indirectly has an interest or in circumstances where the Bank has a relationship with another party which does or may create a conflict with the Bank’s duty to the Fund or (without prejudice to the generality of the foregoing) in circumstances where the Bank or any of its Affiliates may act as market maker in the Securities in question, provide broking services to the Fund and/or to other Funds, act as financial adviser, banker or otherwise provide services to the issuer of the Securities in question, act in the same transaction as agent for more than one Fund, have a material interest in the issue of the Securities or earn profits from any of the activities listed herein.

(E)
The Bank or any of its divisions, branches or Bank Affiliates may be in possession of information tending to show that Instructions given to the Bank may not be in the best interests of the Fund. The Bank is not under a duty to disclose any such information.

(F)
The Fund acknowledges and agrees that the Services provided by the Bank and any Sub- Custodian hereunder are non-exclusive and that the Bank, Bank Affiliates and any Sub-Custodian are entitled to provide similar and additional services to other firms and companies, some of which may compete with the Fund, and to engage in activities on their own behalf that may be adverse to Fund, including calculating the value of assets for other Funds or themselves at amounts different from those used for or by Fund, and engaging in transactions or offering research or advice that could negatively affect Fund and the value of Fund’s holdings or trades. The Bank or Bank Affiliate may receive a fee or other compensation in relation to any service referred to in this Section and are authorized to retain for their own benefit any such fees or compensation so received. Fund acknowledges and agrees that the Bank shall not be deemed to have notice of, or be under any duty to disclose to Fund, any fact or thing that may come to the Bank’s attention in the course of rendering services to others or in the course of any of its other activities.

(G)
If at any time the Assets shall include any investment or other property of any kind managed, held or issued by the Bank or any Bank Affiliates, the Bank or such Bank Affiliate (as the case may be) may realize and retain any profit to which it is entitled from such management, holding or issue.

(H)
Nothing in this Agreement shall create a partnership or joint venture between the Parties and save as expressly provided in this Agreement, neither Party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other Party.

17. SCOPE OF RESPONSIBILITY

(A)	Standard of Care. The Bank will perform its obligations with reasonable care as determined in accordance with the standards and practices of professional custodians engaged in similar activity.

(B)
Limitations on Losses. The Bank will not be responsible for any loss or damage suffered by the Fund unless the loss or damage results from the Bank’s negligence or willful misconduct. In no event shall the Bank be liable for any consequential damages as set forth in Section 22 of this Agreement.

(C)	Mitigate Losses. The Fund will take all reasonable steps to mitigate any Losses it may suffer or incur.

(D)
Reliance on Expert Advice. The Bank may act or rely upon the opinion or advice or any information obtained from its lawyer or any broker, valuer, surveyor or other expert competent to give such opinion, advice or information and shall not be liable for any loss occasioned by it so acting.

18. BANK’S LIABILITY FOR SUB-CUSTODIANS

(A)
For the purposes of this Section 18, the Bank accepts liability to the Fund to the extent and with the limitations described in Section 17(B) and 19 herein for any Losses suffered or incurred by the Fund by reason or as a result of the negligence, willful default or fraud in any act or omission of any Specified Sub-Custodian, or of any Bank Affiliates, which for the purposes of this Section 18 will be judged by reference to the standards prevailing in the relevant Local Jurisdiction. Without prejudice to the generality of Section 18, in the event of the insolvency of a Specified Sub-Custodian, the Bank’s negligence, , willful default and fraud will be judged by reference to the Bank’s acts and omissions in relation to the performance of its duties and not be deemed to have occurred solely by virtue of Specified Sub-Custodian’s insolvency.

(B)
Without prejudice to the Bank’s obligations under Section 15(B), in the case of a Sub-Custodian that is not a Specified Sub-Custodian the Bank will not be liable for any Losses incurred by the Fund by reason or as a result of the acts or omissions of such Sub-Custodian (including without limitation negligence, willful default or fraud on the part of such Sub-Custodian). The Bank will provide reasonable assistance to the Fund in any proceedings that the Fund may bring against such Sub-Custodian and use its reasonable endeavors (but without any obligation to initiate legal proceedings) to obtain compensation from such Sub-Custodian on behalf of the Fund, subject to the Bank being indemnified to its satisfaction by the Fund against all Losses that may thereby be incurred by the Bank. The Bank will pay any compensation recovered by it from the Sub-Custodian to the Fund.

(C)
The Fund hereby agrees that the Bank will not be liable for any Losses suffered or incurred by the Fund as a result of the insolvency of any Sub-Custodian (including any Specified Sub-Custodian) other than any Sub-Custodian which is a branch or a subsidiary of the Bank, but this Section 18(C) will not operate to limit any liability which the Bank would otherwise have under Section 18(A).

(D)
Notwithstanding any other provision of this Agreement, the Bank will not in any circumstances be liable in connection with the acts, omissions, failure to act or the default or insolvency of: (i) any Securities Depository; (ii) any agent, broker or bank (other than a Specified Sub-Custodian or Bank Affiliate); or (iii) any counterparty to the settlement of a transaction or to a spot or forward foreign exchange contract.

19. LIMITATIONS ON RESPONSIBILITY OF BANK AND SUB-CUSTODIAN.

(A)
General. The Bank and any Sub-Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given as provided in Section 6 of this Agreement and that is consistent with this Agreement. The Bank shall have no implied duties or obligations.

(B)
Securities Depositories. The Bank has no liability for the acts, omissions, defaults or insolvency of any Securities Depository not resulting from the negligence or willful misconduct of the Bank. Except as required by Applicable Law, regulation or Section 5(f) of this Agreement, the Bank has no responsibility for the selection or monitoring of any Securities Depository.

(C)
No Liability for Third Parties. Except as otherwise provided herein, the Bank is not responsible for the acts, omissions, defaults or insolvency of any third party (excluding Specified Sub-Custodians and Bank Affiliates) including, but not limited to, any broker, counterparty or issuer of Securities.

(D)	Prevention of Performance. The Bank will not be responsible for any failure to perform any of its obligations if such performance would result in it being in breach of any Applicable Law in accordance with which it is required to act (including any rules or practice of any stock exchange, Securities Depository, self-regulatory organization or market) or if its performance is prevented, hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended so long as the Force Majeure Event continues. “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Bank, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war, or acts of government.

(E)
Fund’s Reporting Obligations. The Fund shall be solely responsible for all filings, tax returns and reports on any transactions in respect of the Assets or collections relating to the Assets as may be required by any relevant authority, whether governmental or otherwise.

(F)
Validity of Securities. The Bank shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Bank. If the Bank becomes aware of any defect in title or forgery of any Security, the Bank shall promptly notify the Fund.

(G)
Capacity of Bank. The Fund acknowledges that the Bank is not acting under this Agreement as a manager or an investment manager, nor as an investment, legal or tax adviser to the Fund, and the Bank’s duty is solely to act as a custodian in accordance with the terms of this Agreement. The Fund further acknowledges that responsibility for the selection, acquisition and disposal of the Assets will at all times remain with the Fund.

(H)
Forwarded Information. The Bank is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material not prepared by the Bank and forwarded to the Fund pursuant to this Agreement, including the accuracy or completeness of any translation or summary provided by the Bank in regard to such forwarded communication.

(I)
Payment and Delivery Instructions. In some securities markets, securities deliveries and payments therefor may not be, or are not customarily, made simultaneously. Accordingly, notwithstanding the Fund’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Bank will process Securities deliveries and receipts on a delivery-versus-payment or receipt-versus-payment basis as appropriate to the extent that it is the established market practice to do so. In some Local Jurisdictions, it may be that, in accordance with the market practice, Securities deliveries are made free of payment and not against Cash payment. Accordingly, notwithstanding anything to the contrary in this Agreement, the Fund will bear the risk that the recipient of Securities may fail to make payment or return such Securities or the proceeds of their sale to the Fund, and that the recipient of payment for Securities may fail to deliver the Securities (such failure to include without limitation delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis. The Bank will not be liable to the Fund for any Losses it suffers as a result of any of the foregoing events.

(J)
Fraudulent Securities. The Bank will have no liability for Losses suffered or incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities that are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

(K)
Foreign Currency Risks. The Fund shall bear all risks and expenses associated with investing in Securities or holding cash denominated in a currency other than that of the Fund’s home jurisdiction. Neither the Bank nor any Bank Affiliate shall be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by any law, regulation, rule or procedure. The Bank will have no liability for any Losses arising from the occurrence of any event that may affect the transferability, convertibility or availability of any currency and in no event will the Bank be under any obligation to substitute another currency for any currency the transferability, convertibility or availability of which has been affected by such law, regulation or event. Transactions in any currency will be subject to the rules and regulations laid down by the exchange control authorities of the relevant Local Jurisdiction.

(L)
Market and political risks. For the avoidance of doubt, in no event will the Bank be liable for any Losses resulting from the general risks of investment in or the holding of assets in the United States or overseas, including without limitation Losses arising from (i) nationalization, expropriation or other governmental actions, (ii) any law, order or regulation of a governmental, supranational or regulatory body, (iii) regulation of the banking or securities industry, including changes in market rules, currency restrictions, devaluations, market illiquidity or fluctuations, (iv) market conditions affecting the execution or settlement of transactions or the value of Assets or (v) any other market economic instability.

20. SUBROGATION

To the extent permissible by law or regulation and upon the Fund’s request, the Fund may be subrogated to the rights of the Bank with respect to any claim against a Securities Depository, Sub-Custodian or any other person for any loss, damage or claim suffered by the Fund, and the Bank shall assign all such rights to the Fund, in each case to the extent, but only to the extent, that the Fund reasonably believes the Bank is failing to pursue any such claim or the Fund is not in any respect made whole or otherwise wholly compensated in respect of such loss, damage or claim. Nothing herein shall be interpreted as granting the Fund any rights to bring any direct claim under any insurance policy issued in favor of the Bank, or as limiting the rights of the Bank (prior to the Fund’s exercise of its rights of subrogation herein) to bring any claim against any such entity for any claim, loss or damage suffered by the Bank or any of its customers for any action of a Securities Depository, Sub-Custodian or any other person. Notwithstanding any other provision hereof, in no event is the Bank obligated to bring suit in its own name or be obligated to allow suit to be brought in its name except where required by Applicable Law for the Fund to maintain a claim subject to this Section 20.

21. INDEMNITY

(A)
Indemnity to the Bank. The Fund agrees to indemnify the Bank, its branches and subsidiaries and Specified Sub-Custodians and hold the Bank, its branches and subsidiaries and Specified Sub-Custodians harmless from all losses, costs, damages and out-of-pocket expenses (including, but not limited to, attorney’s fees legal expenses and taxes and duties) and liabilities for any Loss, of any kind, incurred by the Bank, its branches and subsidiaries and Specified Sub-Custodians arising out of the performance of the Services under this Agreement with respect to the Fund for any action taken or omitted by the Bank, its branches and subsidiaries, or any Specified Sub-Custodian in good faith without negligence. For the avoidance of doubt and in no way limiting the foregoing, this indemnity shall cover all Losses which the Bank may suffer or incur (i) in rendering services as provided in this Agreement, (ii) in executing the Fund's Instructions through third parties (including Agents and subcustodians reasonably selected by the Bank) as permitted by this Agreement, (iii) as described in Section 5(C) herein; (iv) in connection with Fund's breach of this Agreement, unless the Loss is resulting from the negligence or willful misconduct of the Bank; or (v) any Loss caused by or resulting from the transfer to the Bank of any custody services previously carried out by another custodian and failing of the previous custodian of the Fund.

(B)
Funds’ Direct Liability. The disclosure by the Fund to the Bank that the Fund has entered into this Agreement as the agent or representative of another person shall not relieve the Fund of any of its obligations under this Agreement.

(C)
Notice of Claim for Indemnification. If the Bank becomes aware of any fact or circumstance which might give rise to a claim by the Bank against the Fund under this Section 21 then, without prejudice to the Bank’s rights, it shall use reasonable efforts to notify the Fund of such fact or circumstance in writing as soon as is reasonably practicable and shall use its reasonable efforts to provide the Fund with such reasonable assistance as will enable the Fund to investigate the nature and substance of the claim and to respond to the Bank. The Bank shall also take any reasonable steps to mitigate any further Loss to the Fund. Where the fact or circumstance which might give rise to a claim by the Bank against the Fund under this Section involves a claim or action against the Bank by a third party, the Bank shall not settle or compromise any such claim or action unless it has discussed the possibilities of the Fund taking over the defense in relation to such claim or action with the Fund.

22. EXCLUSION OF CONSEQUENTIAL DAMAGES

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL THE BANK BE LIABLE TO THE FUND OR ANY OTHER PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR FOR ANY LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF BUSINESS, OR LOSS OF OPPORTUNITY OR LOSS OF GOODWILL (COLLECTIVELY “ADDITIONAL DAMAGES”) ARISING FROM ANY REPRESENTATION, ANY BREACH OF IMPLIED TERM OR ANY DUTY AT COMMON LAW OR UNDER ANY STATUTE OR EXPRESS TERM OF THIS AGREEMENT, AND WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, WHETHER OR NOT FORESEEABLE, EVEN IF THE BANK HAS BEEN ADVISED OR WAS AWARE OF THE POSSIBILITY OF SUCH ADDITIONAL DAMAGES.

23. LIEN AND SET OFF

(A)
To the extent permitted by Applicable Law, the Fund hereby grants the Bank a continuing general lien and security interest in any and all Securities and Cash deposited by the Fund with the Bank in the Cash Account and the Securities Account pursuant to this Agreement or other agreements entered into between the Fund and the Bank until the satisfaction of and to secure all liabilities arising under this Agreement (whether actual or contingent) of the Fund to the Bank including any fees owed and expenses or credit exposures incurred, including any overdraft credit provided pursuant to Section 7(C) hereof, in the performance of services under this Agreement.

(B)
To the extent permitted by, and in addition to any other remedies available to the Bank under Applicable Law, the Bank may without prior notice to the Fund and without judicial proceeding of any kind, set off any payment obligation owed to it by the Fund, which has not been paid when due and payable in accordance with the terms of this Agreement, thereby constituting a default hereunder, against any payment obligation or the value of any delivery obligation owed by the Bank to the Fund, regardless of the place of payment, delivery and/or currency of any obligation (and for such purposes may make any currency conversion necessary), which delivery obligation may include, but shall not be limited to, Cash and Securities deposited with the Bank by the Fund in the context of custodial services or other ancillary services or credit extensions provided by the Bank. In furtherance of the exercise of the above-described remedy upon the occurrence of a default, the Bank may, without notice to the Fund, sell or transfer in a commercially reasonable manner any Securities held in custody pursuant to this Agreement and apply any proceeds towards the discharge of the Fund's outstanding obligations. If any obligation is unliquidated or unascertained, the Bank may set off an amount estimated by it in good faith to be the amount of that obligation.

(C)
The Fund acknowledges and agrees that the Assets may also be subject to a continuing lien in favor of any Sub-Custodian, Securities Depository, nominee or agent appointed by the Bank in accordance with this Agreement in respect of charges relating to the administration and safekeeping of such property

24. FEES AND EXPENSES

The Fund agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the fee Exhibit attached as Exhibit B (the “Fee Exhibit”) or as otherwise agreed from time to time between a Fund and the Bank, together with any other amounts payable to the Bank under this Agreement. The Bank’s remuneration will not be reduced by, and the Bank may retain, any other remuneration or any profit received by the Bank from any third party in connection with transactions affected by the Bank for the Fund.

25. TAX STATUS/WITHHOLDING TAXES

(A)
Information. The Fund will provide the Bank and Sub-Custodians with documentary evidence of its tax status, tax domicile, organizational specifics and other documentation and information as reasonably requested by the Bank from time to time. The Fund may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents in respect of the Assets, as the Bank deems necessary or proper to fulfill the obligations of the Bank under Applicable Law. The Fund shall provide the Bank, in a timely manner, with copies, or originals if necessary and appropriate, of any information or documents which the Bank may reasonably request.

(B)
Payments. In respect of the payment of taxes, in the event that the Bank or any Sub-Custodian is required under Applicable Law to pay any tax, duty or other governmental charge or any interest or penalty in relation thereto in connection with the Services, the Bank is hereby authorized to debit the Cash Account in the amount thereof and to pay such amount to the appropriate tax authority. If any Taxes become payable with respect to any payment to be made to the Fund, the Bank or Sub-Custodian may withhold the Taxes from such payment. The Bank or Sub-Custodian may withhold any interest, any dividends or other cash distributions received in respect of Securities or proceeds from the sale or distribution of Securities (“Payments”), or may sell for the account of the Fund any part or all of the Securities, and may apply such Payment and/or other cash from the Cash Account in satisfaction of such taxes. The Fund shall remain liable for any deficiency. For the avoidance of doubt, if any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code (a "FATCA Withholding Tax"), the Bank may withhold as required by the Internal Revenue Code and the Fund shall remain liable for any deficiency in payments. If any Taxes shall become payable with respect to any payment made to the Fund by the Bank, Sub-Custodian or their agents in a prior year, the Bank shall inform the Fund accordingly, and shall provide information in such detail as is reasonably required by the Fund to assess the Bank’s claim for payment. The Fund shall subsequently provide all reasonable cooperation in making the required payments.

26. CONFIDENTIAL INFORMATION

(A)
The Bank will treat information related to the Fund as confidential but, unless prohibited by law, the Fund authorizes the transfer or disclosure of any information relating to the Fund to and between the branches, subsidiaries, representative offices, affiliates and agents of the Bank and third parties selected by any of them, wherever situated, for confidential use in connection with (and insofar as and to the extent reasonably required for) the provision of Services to the Fund (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by Applicable Law.

(B)	The Fund will treat as confidential the terms of this Agreement as confidential or any information that may be acquired under or for the purposes of this Agreement unless prohibited by law.

(C)
Notwithstanding anything contained in this Agreement, the Fund expressly (i) agrees and authorizes the Bank to disclose any information (including the Fund’s identity name and address; and the Fund’s Securities holdings information) that the Securities’ issuer may request pursuant to local law or regulations applicable to Securities and (ii) agrees not to hold the Bank liable from any loss or damages arising out of such disclosure, including any direct, indirect, incidental or consequential damages.

(D)
Each Party acknowledges that it has no intellectual property rights in any computer system, computer program or administration process used or developed by the other Party. The Fund acknowledges that the techniques underlying and used by the Bank in the provision of the Services are confidential to the Bank and such confidentiality will survive the termination of this Agreement

27. ADDITIONAL CLAUSES

(A)
Advertising. Neither the Fund nor the Bank shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Fund display that of any Bank Affiliate (including the Bank) without prior written approval from the Bank. The Fund shall not advertise or promote any service provided by the Bank without the Bank’s prior written consent. Either Party may however refer to the Bank as the Fund’s custodian and describe to third parties (e.g., the Fund’s customers) the services provided by the Bank.

(B)
Service Level Description. A breach of the Service Level Description may, according to circumstances, be evidence of the Bank's negligence, fraud or willful default in the performance of its obligations under this Agreement or that of a Specified Sub-Custodian but except as set out above, the Service Level Description is not legally binding and no breach of any Service Level Description will give rise to a Loss for which the Bank is responsible.

(C)	Foreign Exchange

(i)
Upon receipt of Instructions, in connection with the settlement of any transaction or the execution of any transactions or the discharge of any Liabilities or any other matter in connection with this Agreement, the Bank will be authorized to enter into spot foreign exchange contracts on the Fund's behalf at the Bank's own rates of exchange in accordance with the Bank’s usual practice as further set out in the Service Level Description. The counterparty may be the Bank acting as principal or agent or any Sub-Custodian or other third party.

(ii)	The Bank shall not be liable for any intra-day fluctuations in foreign exchange rates that may cause a potential gain or loss to the Fund.

(iii)	The Bank shall not be held liable for any losses or damages caused by the lack or inaccuracy of documents or information it has been provided with by the Fund.

(iv)	Such foreign exchange transactions do not constitute part of the services provided by the Bank under this Agreement.

(v)
The Bank shall not have any trust or fiduciary obligation to the Fund, its Investment Adviser or any other person in connection with the execution of any foreign exchange transaction. The Bank shall seek to profit from such foreign exchange transactions, and is entitled to retain and not disclose any such profit to the Fund or its Investment Adviser

(D)	Use of Internet

(i)
The Fund acknowledges the risks inherent in the use of electronic mail and any system for sending and receiving messages electronically over a computer network (“Internet”), and that such system may not be a reliable transmission medium. Accordingly the Fund acknowledges notwithstanding any terms of the Agreement to the contrary, the Bank shall not have any liability, whether to the Fund or any other person for any consequences which may arise from sending Information via the Internet including, but not limited to, any losses resulting from (i) any technical failure including loss, damage or corruption of data, (ii) errors and delays during transmission, (iii) failure of transmission and (iv) misuse, fraudulent use or access by unauthorized persons.

(ii)
The Fund accepts that from time to time sending information via the Internet may be unavailable, interrupted or restricted whether due to circumstances beyond the reasonable control of the Bank including, by way of illustration, a lack of availability or interruption of the Internet or other telecommunication service or otherwise.

(iii)
The Bank assumes no liability for any consequences which may arise from the use of the procedure for the transmission of information via the Internet, including by reason of a technical failure, an error during transmission or receipt, incomplete or inaccurate Information, or misuse or fraudulent use, save to the extent that the Bank, its officers, employees or agents have acted negligently or fraudulently or are willfully in default.

28. TERMINATION

(A)
Effect. This Agreement will remain in full force and effect for an initial term ending two years from the date of this Agreement (the “Initial Term”). Following the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing Party to the other Party not less than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

(B)	Events of Termination. Notwithstanding Section 28(A) above:

(i)
the Bank may, in its discretion, terminate this Agreement immediately if any lien or security interest is created against the Assets, in an amount in excess of two (2) months of fees payable by the Fund to the Bank;

(ii)
either Party may, in its discretion, terminate this Agreement immediately if the other Party is adjudged bankrupt or insolvent, or there shall be commenced against the other Party legal proceedings, whether voluntarily or involuntarily, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; provided that in the case of the initiation of involuntary bankruptcy or insolvency proceedings, the applicable Party shall have sixty (60) days in which to procure the order of a competent court dismissing all such proceedings;

(iii)
the Bank may, in its discretion, terminate this Agreement on sixty (60) days’ prior written notice to the Fund, unless cured during such 60-day period, if the representations and warranties made by the Fund prove to be untrue as of the date when made in any material respect; or

(iv)
the Bank may, in its discretion, terminate this Agreement on sixty (60) days’ prior written notice to the Fund, unless cured during such 60-day period, if the Fund shall have committed a material breach of the provisions of this Agreement.

(C)
Early Termination. Notwithstanding Section 28(A) and 28(B) above, a Fund may terminate this Agreement during the Initial Term or any Renewal Term, as the case may be: (1) by delivering a written notice to the Bank not less than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

(D)
Delivery of Assets. The Fund shall specify a replacement custodian within sixty (60) days following the termination notice referred to above by giving the Bank Instructions specifying the person (including appropriate delivery address) to whom the Bank shall deliver the Assets. Where the Fund does not specify any such person, the Bank shall continue to hold the Assets until a written Instruction is received by the Bank. Where the Bank continues to hold and administer the Assets, the provisions of this Agreement, including, without limitation, all provisions relating to fees payable by the Fund to the Bank, shall continue to apply and otherwise remain in full force and effect except that the Bank shall no longer be under any obligation to carry out Instructions, save for an Instruction to transfer all of the Assets to a third party. During such period of continued holding of the Assets the Bank shall only provide services in relation to the Assets which it deems strictly necessary.

(E)
Termination under this Section will be without prejudice to the completion of transactions entered into prior to termination and the settlement of all Liabilities and the terms of this Agreement will continue to apply during any period of notice under this Section 28. In particular, compensation, including fees, expenses and charges and reimbursements due to the Bank, will be calculated up to the expiry of any notice period and will be payable (together with any value added tax) on the day of such expiry.

(F)	Surviving Terms. The rights and obligations contained in Sections 4, 7(C)(ii), 17, 18, 19, 20, 21, 22, 23, 25, 26 and 28 of this Agreement shall survive the termination of this Agreement.

29. GOVERNING LAW AND JURISDICTION

(A)	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (without reference to the choice of law or conflicts of law principles) of the State of New York.

(B)
Jurisdiction. Each Party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any related document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or any related document against the Fund or its properties in the courts of any jurisdiction.

(C)
Venue. Each party hereto waives any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court specified in Section 29(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such Party.

(D)
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

30. VARIATION

(A)	Subject to the remaining provisions of this Section 30, this Agreement may only be varied with the written agreement of both Parties.

(B)	Exhibit C (Specified Sub-Custodians) and Exhibit D (Local Jurisdictions) may be amended at any time by written notice from the Bank to the Fund.

(C)
Without prejudice to Section 30(A) this Agreement may be varied by the Bank giving written notice to the Fund to take effect from the date of the notice, where changes in market practice and/or legal or regulatory requirements necessitate a change or changes in the manner in which the Bank can provide the Services under this Agreement.

(D)	The Service Level Description may be amended at any time by mutual agreement of the Parties.

31. SECURITIES LENDING

(A)	The Bank will not undertake or otherwise engage in securities lending activity with or for the Fund without the Fund's prior written consent.

(B)	Where the Bank offers and the Fund agrees to operate within the Bank’s securities lending program, this will be subject to the terms of a supplementary securities lending agreement.

(C)
Income due to each Fund on Securities loaned shall be the responsibility of the applicable Fund. The Bank will have no duty or responsibility in connection with loaned Securities, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Bank of the income to which the Fund is entitled or as otherwise set forth in the supplementary securities lending agreement.

32. MISCELLANEOUS

(A)
Amendments. Except as otherwise specified in this Agreement, this Agreement may only be modified by prior written agreement of the Fund and the Bank. Subject to its non-discretionary duties and responsibilities as custodian hereunder, the Bank shall inform the Fund as soon as reasonably practicable upon becoming aware of any actual changes in local laws, regulations and market practices that could directly and materially affect the services provided by the Bank under this Agreement; and the Bank shall provide the Fund with such other updates regarding local laws, regulations and market practices that it regularly provides to its other similarly situated Funds in such market.

(B)
Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C)
Waiver of Rights. No failure or delay of the Fund or the Bank in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to the specific instance.

(D)
Recordings. The Fund and the Bank consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)
Notices. Written notice shall be effective if delivered to the Fund’s principal business address specified in writing to the Bank or to the Bank’s address specified in writing to the Fund (or any other address it may provide by written notice for this purpose). Any method used to communicate Instructions may be used to give any notice. Notices shall be in English unless otherwise agreed.

(F)
Successors and Assigns. No Party may assign or transfer any of its rights or obligations under this Agreement without the others’ prior written consent, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Bank and Fund shall have the right to assign or transfer all or any of its rights, benefits and/or obligations under this Agreement without the consent of the other Party (a) to any corporate body into which the Bank or Fund may be merged or (b) successor in title or to any Affiliate of the Bank.

(G)	Headings. Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(H)	Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(I)
USA Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Bank to implement reasonable procedures to verify and identify the identity of any person that opens a new Account with the Bank. The Fund acknowledges that Section 326 of the USA Patriot Act and Bank’s identity verification processes and procedures require the Bank to obtain certain information from the Fund or, on occasion, from third parties regarding the Fund. Fund consents to the Bank obtaining any such identifying information from third parties which may be required as a condition of opening Accounts at the Bank.

(J)
Additional Funds. If any FORUM FUNDS II management investment company in addition to those listed on Appendix A desires the Bank to render services as custodian under the terms of this Agreement, the management investment company shall so notify the Bank in writing. If the Bank agrees in writing to provide the services, the management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 4.

(K)
Additional Series. If any Fund establishes a series in addition to the series set forth on Appendix A with respect to which the Fund desires the Bank to render services as custodian under the terms of this Agreement, the Fund shall so notify the Bank in writing. If the Bank agrees in writing to provide the services, the series shall become a Fund hereunder.

(L)
Fund-by-Fund Basis. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund (including a series of a Fund) under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such Fund (including a particular series of a Fund), and shall be payable solely from the available Assets of such Fund (including a particular series of a Fund), and shall not be binding upon or affect any Assets of any other Fund (including a series of a Fund).

(M)
Limitation of Liability. [To the extent that a Fund’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, this Agreement is executed on behalf of such Fund by the Fund’s officers as officers and not individually.] The obligations imposed upon the applicable Fund by this Agreement are not binding upon any of such Fund’s directors/trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

(N)
No Third Party Beneficiaries. This Agreement does not, and is not intended to, create any third-party beneficiary, including shareholders of a Fund, or otherwise confer any rights, privileges, claims or remedies upon any person other than the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

[SIGNATURE PAGE FOLLOWS]

BNP Paribas, acting through its New York Branch

By:	/s/ Claudine Gallagher	By:	/s/ Nicolas De Neve

Name:	Claudine Gallagher	Name:	Nicolas De Neve

Title:	Head of North America	Title:	Director
BNP Paribas Security Services

FORUM FUNDS II, on behalf of its separate series listed on Appendix A hereto

By:	/s/ Jessica Chase

Name:	Jessica Chase

Title:	President

Appendix A
to
Global Custodial Services Agreement

List of Funds

Funds	Effective Date
Caravan Frontier Markets Opportunities Fund	June 16, 2017

Exhibit A

BNP Paribas, acting through its New York Branch

BNP Paribas, New York Branch
 787 Seventh Avenue
New York, NY 10019

Exhibit B
Fees

Exhibit C
Specified Sub-Custodians

Exhibit D
Local Jurisdictions